UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Clinical Collaboration with Roche in MTAP-Deleted RAS-Mutant Pancreatic Cancer

On June 3, 2026, IDEAYA Biosciences, Inc. (the “Company”) announced it has entered into a clinical collaboration with F. Hoffmann-La Roche Ltd (“Roche”) to evaluate the efficacy and safety of IDE892, its investigational, potential best-in-class PRMT5 inhibitor, in combination with Roche’s RG6505, a pan-RAS inhibitor, in patients with pancreatic ductal adenocarcinoma (“PDAC”) that carry an MTAP deletion. The Company will sponsor the clinical trial combination study, and Roche will supply RG6505.

IDE892 was designed to be a potential best-in-class PRMT5 inhibitor and has demonstrated robust monotherapy regressions in MTAP-deleted preclinical models. The Company is evaluating IDE892 in a Phase 1 dose escalation clinical trial in MTAP-deleted solid tumors and plans to initiate Phase 1 combination cohorts, in PDAC with RG6505 as well as in NSCLC and other solid tumors with IDE397, the Company’s proprietary MAT2A inhibitor.

MTAP deletion is estimated to occur in up to 40% of PDAC and almost all MTAP-deleted PDAC harbor co-occurring RAS mutations. Combining a PRMT5 inhibitor with a pan-RAS inhibitor may have the potential to drive deeper and more durable responses for MTAP-deleted PDAC patients who currently have no approved targeted treatment options.

Under the clinical collaboration, the Company and Roche each retain all commercial rights to their respective compounds, including as monotherapy and as combination therapies. There will be a joint governance process between the Company and Roche to oversee the clinical combination study. The clinical collaboration also has the ability to evaluate a combination triplet with IDE892, RG6505, and IDE397, the Company’s Phase 2 MAT2A inhibitor, upon joint approval from both the Company and Roche.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, including, but not limited to, statements related to (i) the potential therapeutic benefit, safety, and efficacy of IDE892, alone or in combination with RG6505; (ii) the planned clinical development, including the initiation, timing, progress, and design of clinical trials evaluating IDE892 in combination with RG6505 and other agents; (iii) the potential for IDE892 to be a best-in-class PRMT5 inhibitor; (iv) the potential for combination therapies targeting MTAP-deleted and RAS-mutant tumors to drive deeper or more durable responses; (v) the estimated prevalence of MTAP deletions in PDAC; (vi) the potential benefits of the clinical collaboration with Roche; and (vii) the Company’s broader clinical and strategic plans, including the development of its MTAP-deletion portfolio. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks related to the success, cost, and timing of the Company’s product candidate development activities and clinical trials; the risk that results from preclinical studies or early clinical trials may not be predictive of future clinical results; risks related to the development and regulatory approval of drug candidates; risks related to the Company’s dependence on third parties, including Roche, for collaboration activities and clinical supply; risks related to the ability to successfully enroll patients in clinical trials; and risks related to the potential for adverse safety events or lack of efficacy. All forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future events, or otherwise, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 17, 2026, the Company’s Quarterly Report on Form 10-Q dated May 5, 2026, and any subsequently filed current and periodic reports filed or furnished with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: June 3, 2026	By:	/s/ Yujiro Hata
Yujiro S. Hata
President and Chief Executive Officer